Exhibit 10.04

FORM OF CONVERTIBLE NOTE CANCELLATION AGREEMENT

This CONVERTIBLE NOTE CANCELLATION AGREEMENT (this “Agreement”), dated as of [●], 2021, is made and entered into by and among Rafael Holdings, Inc., a Delaware corporation (“Parent”), Rafael Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the holder of an outstanding Company Convertible Note (as defined below) party hereto (“Holder” and together with other holders of note of the Company, “Holders”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company issued 3.5% Series C Company Convertible Notes (each, as amended, a “Company Convertible Note” and together the “Company Convertible Notes”) for an aggregate amount equal to $15,442,102 to the Holders between February 26, 2013 and September 19, 2016 in the amount set forth opposite the Holder’s name on Annex A hereto pursuant to the form of Subscription Agreement between the Company and the applicable Holder.

WHEREAS, the Company, Parent, RH Merger I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), and RH Merger II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, “Merger Subs”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub I with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a direct, wholly owned subsidiary of Parent, followed by the merger of the Company with and into Merger Sub II (the “Subsequent Merger”), with Merger Sub II surviving the Subsequent Merger as a direct, wholly owned subsidiary of Parent, in each case on the terms and subject to the conditions set forth in the Merger Agreement.

WHEREAS, in connection with the Merger Agreement and the consummation of the transactions contemplated thereby, the Company and each Holder agrees to terminate and cancel the Company Convertible Notes, effective as of immediately prior to the Effective Time, and the Company, Parent and each Holder have agreed to enter into this Agreement regarding the terms of the termination and cancellation of the Company Convertible Notes.

WHEREAS, notwithstanding anything to the contrary set forth in the Company Convertible Note, pursuant to the terms of the Merger Agreement and this Agreement, each Company Convertible Note, together with interest thereon through September 30, 2021, will be cancelled and extinguished and converted into the applicable Note Conversion Shares (as defined below), subject to the execution and delivery of this Agreement by each Holder, and each Holder shall be entitled to receive in consideration of each Note Conversion Share, at the Closing, subject to Section 1.6(c) of the Merger Agreement, a number of shares of Parent Class B Common Stock calculated in accordance with Section 1.5(c) of the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements, terms and conditions contained herein, the parties hereto do hereby agree as follows:

ARTICLE I

CONVERSION; RELEASE; WAIVER

1.1 Conversion of Company Convertible Notes.

(a) Note Conversion Shares. Immediately prior to the Effective Time, (a) the outstanding principal and any accrued but unpaid interest on each Company Convertible Note through September 30, 2021 (the “Outstanding Amount”) is set forth next to the Holder’s name on Annex A hereto and (b) the Outstanding Amount under each Company Convertible Note shall convert into (the “Conversion”) a number of shares of Company Series C Preferred Stock equal to the quotient of (i) the Outstanding Amount divided by (ii) $1.25 (such number of shares of Company Series C Preferred Stock, the “Note Conversion Shares”). The number of Note Conversion Shares into which the Outstanding Amount of each Company Convertible Note shall be converted is set forth next to each Holder’s name on Annex A hereto.

(b) Company Convertible Note Cancellation. Each Holder hereby irrevocably acknowledges and agrees that, notwithstanding anything to the contrary set forth in any Company Convertible Note, effective as of immediately prior to the Effective Time, each Company Convertible Note is hereby terminated and canceled and is null and void and of no further effect. Each Holder further irrevocably acknowledges and agrees that from and after the Closing, such Holder’s only right with respect to such Holder’s Company Convertible Note is the right to receive the consideration described in Section 3.1 below. Each Holder hereby irrevocably acknowledges and agrees that such Holder shall be responsible for any federal, state or local income or similar taxes required to be paid by such Holder with respect to the Company Convertible Note, the Note Conversion Shares and this Agreement. Each Holder shall indemnify and hold the Released Parties (as defined below) harmless from and against any claim, demand, action, cause of action, loss, liability, damage, cost, penalty or expense whatsoever, including reasonable and documented legal fees, suffered or incurred by the Released Parties by reason of such Holder’s failure to pay or discharge any federal, state or local income or similar taxes required to be paid by such Holder resulting from any amount paid or deemed to be paid to such Holder.

(c) Interest. Without limiting Section 1.1(b), Holder hereby (i) acknowledges and agrees that the principal and accrued interest set forth on Annex A hereto accurately reflect all principal and accrued interest owed through September 30, 2021 and that such Holder waives receipt of interest that would have accrued after September 30, 2021; (ii) acknowledges and agrees that the entire amount owed to such Holder under the Company Convertible Note(s), including all accrued interest thereunder, shall automatically convert at the Effective Time into the number of Note Conversion Shares set forth opposite such Holder’s name on Annex A hereto without the requirement of any further action on the part of Holder; (iii) waives in connection with such conversion any and all notices required by the terms of such Company Convertible Note(s) or any related subscription agreement, note purchase agreement or similar agreement (“Note Purchase Agreement”); (iv) acknowledges and agrees that the number of Note Conversion Shares set forth opposite Holder’s name on Annex A hereto correctly reflects any conversion rate discounts contemplated by such Company Convertible Note(s) or the Note Purchase Agreement (or is as agreed by the Company and such Holder as a result of an agreed amendment of the applicable Company Convertible Note(s)); (v) waives as of the Effective Time any rights to receive payment pursuant to the Company Convertible Notes; and (vi) acknowledges and agrees that effective upon the Effective Time, without any further action required by the Company or such Holder, such Company Convertible Note(s) and all obligations of the Company set forth thereunder shall be immediately deemed satisfied in full and extinguished in their entirety, and any rights of such Holder pursuant to such Company Convertible Note(s) and Note Purchase Agreement shall be terminated and be of no further force or effect, including the right to payment with respect to any residual principal or interest under the Company Convertible Note(s) not converted into whole Note Conversion Shares at the Effective Time. The Company and the Holder acknowledge and agree that the terms of the Company Convertible Notes are amended and restated to provide that the Company Convertible Notes convert into the shares set forth on Annex A hereto and to give effect to the foregoing provisions of this Section 1.1(c).

(d) Approval of Mergers. Holder hereby approves the Merger Agreement and the Mergers for all purposes, including for purposes of any and all voting or approval rights associated with ownership of a Company Convertible Note.

1.2 Release.

(a) Holder, for himself, herself or itself and on behalf of his, her or its Affiliates, and any of their respective officers, directors, employees, agents, representatives, successors, members, managers, partners and permitted assigns (each a “Waiving Party”), acknowledges and agrees that, as of the Effective Time, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action he, she or it may have as of the Effective Time against Parent, Merger Subs, or any of their respective Affiliates, or any of their respective officers, directors, employees, agents, representatives, successors and permitted assigns (the “Parent Group”) relating to the business of the Company, the operation of the Company, or its businesses or relating to the subject matter of the Merger Agreement or any Exhibit or the Schedules thereto, or any ancillary agreement, certificate or other document entered into, made, delivered, or made available in connection therewith, or as a result of any of the transactions contemplated thereby, whether arising under, or based upon, any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including as may arise under common law) are hereby irrevocably waived by the Waiving Parties (the “Waived Claims”); provided, however, this Section 1.2 shall not apply to, and “Waived Claims” shall not include, (i) any rights explicitly set forth in the Merger Agreement (including any equity award or rollover agreement), this Agreement or any ancillary agreement, certificate or other document entered into in connection with the Merger Agreement, or as a result of any of the transactions contemplated thereby, to which the Holder is a party, (ii) any rights to indemnification, exculpation or advancement of expenses and insurance as an officer or director of the Company, including in accordance with Section 5.4 of the Merger Agreement or as provided in any indemnification agreement entered into with an officer or director or in the Company Charter and the Company’s bylaws, (iii) in the case of an Holder who is also an employee of the Company, any rights provided for under any employment agreement, offer letter or other compensation arrangement or benefit plan with the Company or Parent, (iv) in the case of an Holder who is also an employee of, or consultant to, the Company, in respect of claims for accrued and unpaid compensation and/or benefits or other vested rights under any employee benefit programs or policies of the Company at or prior to the Effective Time, (v) any claims first arising (and based solely on facts and circumstances) after the Effective Time and (vi) any claims which may not be waived as a matter of Law, including, but not limited to, any Waiving Party’s right to file a charge with or participate in a charge by any Governmental Body that is authorized to enforce or administer Laws related to employment (in the case of an Holder who is also an employee). Moreover, nothing in this Agreement waives any Waiving Party’s right or otherwise prohibits any Waiving Party from reporting violations of law or regulation to any Governmental Body or from otherwise participating, to the extent requested by a Governmental Body, in any investigation or proceeding that may be conducted by an any Governmental Body, including providing documents or other information to the extent requested by a Governmental Body. No Waiving Party needs the prior authorization of the Parent Group to make any such reports or disclosures to any Governmental Body or to participate in any such investigation or proceeding that may be conducted by any Governmental Body, and no Waiving Party is required to notify the Parent Group that such Waiving Party has made such reports or disclosures or has participated or is participating in any such investigation or proceeding. This Agreement also does not limit any Waiving Party’s right to file a charge or complaint with any Governmental Body related to such Holder’s employment with the Company or receive an award for information provided to any Governmental Body. Furthermore, without limiting the generality of this Section 1.2, no claim will be brought or maintained by, or on behalf of, Holder or any other Waiving Party against any member of the Parent Group, and no recourse will be sought or granted against any of them, by virtue of, or based upon, any alleged misrepresentation or inaccuracy in, or breach of, any of the representations, warranties or covenants of any Person set forth or contained in the Merger Agreement or any Exhibit or Schedules thereto, or any ancillary agreement, certificate or other document entered into, made, delivered, or made available in connection therewith, or as a result of any of the transactions contemplated thereby, in each case except as set forth in clauses (i) through (vi) of the first sentence of this Section 1.2(a). Holder acknowledges and agrees that the Waiving Parties may not avoid such limitation on liability by (A) seeking damages for breach of contract, tort (other than claims based on gross negligence, recklessness or fraud) or pursuant to any other theory of liability, all of which are hereby waived or (B) asserting or threatening any claim against any Person that is not a party hereto or to the Merger Agreement (or a successor to a party thereto) for breaches of the representations, warranties, covenants or agreements contained in this Agreement or the Merger Agreement. The parties hereto acknowledge and agree that the limits imposed on the Waiving Parties’ remedies with respect to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby were bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid by Parent and Merger Subs under the Merger Agreement.

(b) HOLDER, ON BEHALF OF THE WAIVING PARTIES, EXPRESSLY IRREVOCABLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE OR COMMON LAW PRINCIPLES WHICH LIMITS THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS. HOLDER ON BEHALF OF THE WAIVING PARTIES, ACKNOWLEDGES THAT HE, SHE OR IT UNDERSTANDS THE SIGNIFICANCE OF THIS RELEASE OF UNKNOWN CLAIMS AND WAIVER OF ANY STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS. HOLDER, ON BEHALF OF THE WAIVING PARTIES, ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS AN ESSENTIAL AND MATERIAL TERM OF THIS AGREEMENT.

IN ADDITION, HOLDER AND EACH WAIVING PARTY SPECIFICALLY WAIVES THE BENEFIT OF ANY AND ALL PROVISIONS, RIGHTS AND BENEFITS CONFERRED BY ANY LAW OF ANY STATE OR TERRITORY OF THE UNITED STATES, OR PRINCIPLE OF COMMON LAW, WHICH IS SIMILAR, COMPARABLE OR EQUIVALENT TO CALIFORNIA CIVIL CODE SECTION 1542, AS WELL AS THE RIGHTS AND BENEFITS CONFERRED BY CALIFORNIA CIVIL CODE SECTION 1542 ITSELF, WHICH READS AS FOLLOWS: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH DEBTOR OR RELEASED PARTY.

(c) This release shall become effective only upon the consummation of the Merger at the Effective Time pursuant to the terms and conditions of the Merger Agreement.

1.3 Waiver of Rights.

(a) Holder, on behalf of his, her or itself and its Affiliates, hereby waives any and all preemptive rights, anti-dilution rights, rights of first refusal, rights of first offer or other similar rights that Holder and its Affiliates may have, or ever have had, with respect to any Company Capital Stock and/or the Company Convertible Notes, and waives any right Holder and its Affiliates may have, or ever have had, under the agreements listed on Exhibit A hereto or otherwise to acquire any Company Capital Stock being exchanged pursuant to, or as contemplated by, the Merger Agreement or any transfer that occurred prior to the Effective Time.

(b) The waivers set forth in this Section 1.3 shall become effective only upon the consummation of the Mergers pursuant to the terms and conditions of the Merger Agreement.

1.4 No Transfer. Other than pursuant to the terms of this Agreement or the Merger Agreement, without the prior written consent of Parent, during the term of this Agreement, Holder agrees not to, directly or indirectly, sell, assign, transfer, pledge, encumber or otherwise dispose of (including, without limitation, by merger, consolidation, sale, liquidation, dissolution, dividend, distribution or otherwise by operation of law), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance or other disposition of (including, without limitation, by merger, consolidation or otherwise by operation of law), any Company Convertible Note or the Series C Preferred Stock issuable upon conversion thereof (each, a “Transfer”). Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of Company Convertible Note or the Series C Preferred Stock issuable upon conversion thereof shall occur (including, but not limited to, a sale by Holder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Company Convertible Note or the Series C Preferred Stock issuable upon conversion thereof subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder hereby represents and warrants to Parent, Merger Subs, the Company, and the Surviving Company that the following representations and warranties are true and accurate on the date hereof and as of the Closing Date as if made as of the Closing Date, and acknowledges that such Persons may rely on such representations and warranties as if each such Person was a party to this Agreement and each shall have the rights, remedies and benefits under this Agreement as if such Person was a party hereto:

2.1 Organization. If Holder is not a natural person, Holder is validly existing and in good standing under the Laws of the jurisdiction of its organization.

2.2 Authorization; Enforceability. Holder has requisite power and authority or, if Holder is an individual, legal capacity, to execute and deliver this Agreement and each other agreement contemplated hereby to which Holder is a party and to perform Holder’s obligations hereunder and thereunder. If Holder is not a natural person, the execution and delivery of this Agreement by Holder and each other agreement contemplated hereby to which Holder is a party and the consummation by Holder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no other proceedings on the part of Holder and no stockholder votes are necessary to authorize this Agreement or the other agreements contemplated hereby to which Holder is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Holder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and legally binding obligation of Holder, enforceable in accordance with its terms and conditions, subject to Laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors and rules of Law governing specific performance, injunctive relief and other equitable remedies.

2.3 Non-Contravention.

(a) Neither the execution and delivery of this Agreement or any other agreement contemplated hereby to which Holder is a party, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any Laws to which Holder is subject, (ii) if Holder is not a natural person, violate any provision of Holder’s formation documents and bylaws or other similar document, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel or require any notice or consent under, or result in the imposition of any Lien (other than Permitted Liens) upon any of the assets of Holder under, any agreement, contract, lease, license, instrument or other arrangement to which Holder is a party or by which Holder is bound or to which any of Holder’s assets is subject, except in each case of clause (i) or (iii) where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or obtain consent or Lien would not adversely affect or delay Holder’s performance under this Agreement or any other agreement contemplated hereby to which Holder is a party or the consummation of the transactions contemplated by this Agreement or such other agreements.

(b) Holder does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Body for the parties to consummate the transactions contemplated by this Agreement.

2.4 Litigation. There are no Legal Proceedings pending against, or, to the knowledge of Holder, threatened against, Holder that would adversely affect or delay Holder’s performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

2.5 Ownership of Company Convertible Note and Note Conversion Shares. Such Holder is the beneficial and record owner of and has good and marketable title to the Company Convertible Note set forth next to such Holder’s name on Annex A hereto and, as of immediately prior to the Effective Time, will be the beneficial and record owners and have good and marketable title to the Note Conversion Shares into which such Company Convertible Note is converted as set forth on Annex A hereto pursuant to this Agreement and such Note Conversion Shares will be free and clear of all Liens other than (a) Liens created by Parent or any of Parent’s Affiliates and (b) Liens imposed by securities Laws. The outstanding principal amount and all accrued interest under such Holder’s Company Convertible Note and the number of Note Conversion Shares into which such Holder’s Company Convertible Note will be converted is set forth next to such Holder’s name on Annex A. Except for this Agreement, there are no agreements or other rights or arrangements existing which provide for the sale, purchase, exchange or other transfer by Holder of the Company Convertible Note or any interests therein. Other than the Company Convertible Note and shares of Company Capital Stock set forth under the Holder’s name on the signature page hereto, neither the Holder or any of his Affiliates owns any Company Capital Stock or rights to or securities convertible into, exercisable for, Company Capital Stock.

2.6 Tax Matters. Such Holder has had an opportunity to review with his own tax advisors the tax consequences of the termination and cancelation of such Holder’s Company Convertible Note, the Conversion, the Merger and the other transactions contemplated by the Merger Agreement and this Agreement. Such Holder understands that he must rely solely on its tax advisors and not on any statements or representations regarding tax matters made by Parent, Merger Sub, the Company or any of their respective Representatives. Such Holder understands that such Holder (and not Parent, Merger Sub, the Company or the Surviving Corporation) shall be responsible for any Tax liability for such Holder that may arise as a result of the termination and cancelation of such Holder’s Company Convertible Note, the Conversion, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

2.7 Review. Such Holder has had an opportunity to carefully read this Agreement and the Merger Agreement, and such Holder has had reasonable time and opportunity to discuss the requirements of such agreements with such Holder’s financial, legal and other advisors, to the extent such Holder has determined necessary, prior to executing this Agreement. Such Holder acknowledges he is relying solely on his own counsel and not on any statements or representations of Parent, Merger Subs or the Company or their respective Representatives for legal advice with respect to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

ARTICLE III

COVENANTS OF HOLDER

3.1 Merger Consideration. Holder acknowledges and agrees that the amount of consideration to be paid to Holder in connection with the Merger pursuant and subject to the terms of the Merger Agreement, including Section 1.5 (c) and Section 1.6 (c) of the Merger Agreement, is the sole amount owed to Holder by Parent and Merger Subs as consideration for any and all Company Convertible Notes and Note Conversion Shares.

3.2 Confidentiality. Except with the prior written consent of Parent, Holder agrees to at all times keep confidential and not disclose (other than to his, her or its spouse, family members, officers, directors, employees, members, partners, Affiliates, attorneys and other advisors or representatives; provided, that such Persons are directed to keep confidential and not disclose consistent with the confidentiality restrictions contained herein and Holder will be directly responsible for any breach of this Section 3.2 by any such Persons): (a) the existence, terms and conditions of the Merger Agreement and the transactions contemplated thereby; (b) matters regarding the interpretation, performance, breach or termination hereof or thereof; and (c) all confidential, proprietary or non-public information any the Company of any kind or nature, including, without limitation, Intellectual Property developed, used or owned by the Company, obtained by Holder or its directors, officers, employees, agents or representatives prior to the Closing, except in each such case to the extent that (i) such information is used in connection with Holder’s employment with or engagement by the Company or Parent and only to the extent required to perform Holder’s duties as an employee or in connection with such engagement, (ii) such information has otherwise been made public or is publicly available through no fault or action of Holder, (iii) Holder receives such information from a third party that, to Holder’s knowledge, owes no duty of confidentiality to the Company with respect to such information, (iv) such information is independently developed by Holder without use of or reference to any confidential, proprietary or non-public information of the Company, (v) Holder is required by applicable Law or legal or judicial process to divulge or disclose any such information, in which case Holder shall, to the extent legally permissible, promptly notify Parent in writing in advance of disclosing such information and use commercially reasonable efforts to cooperate with Parent (at Parent’s sole expense) to limit such disclosure to the extent so required by applicable Law or legal or judicial process, or (vi) such information as is reasonably necessary for enforcing Holder’s rights hereunder or thereunder; provided; however, if Holder is not a natural person and is an investment fund, Holder may disclose the terms and conditions regarding the transactions contemplated by the Merger Agreement and the nature of Holder’s investment in the Company, including, but not limited to the fact that it sold its interest in the Company, the amount of Holder’s investment in the Company, co-investors in the Company, the identity of Parent and its proceeds in the sale of its interest in the Company to its stockholders, members, limited partners, investors and prospective stockholders, members, limited partners and investors so long as such Persons are informed by Holder of the confidential nature of such information and agree or have agreed to treat such information confidentially. Nothing in this Section 3.2 shall limit or restrict Holder who serves as a member of the Board of Directors, an officer, or employee of the Company, the Company or the Surviving Company in acting in his or her capacity as a director, officer, or employee to perform his or her employment duties in the ordinary course, and/or exercising his or her fiduciary duties and responsibilities in such capacity as required by applicable Law.

3.3 Termination of the Holder Agreements. Holder and the Company consent, effective as of and contingent upon the Effective Time, to the termination of the agreements listed on Exhibit A hereto, in accordance with their respective terms.

ARTICLE IV

AGREEMENT TO BE BOUND BY CERTAIN
PROVISIONS OF THE MERGER AGREEMENT

4.1 Agreement to be Bound.

(a) Holder has received the Merger Agreement and the other agreements, instruments, exhibits, schedules, certificates and other documents referenced in the Merger Agreement or in the foregoing agreements and documents (collectively, the “Transaction Documents”) to which it is a party or is bound, and hereby acknowledges having had sufficient opportunity to review the Merger Agreement and the applicable Transaction Documents and agrees that Holder is a Company Stockholder for purposes of the Merger Agreement and, accordingly, agrees to be bound by, solely in Holder’s capacity as such Company Stockholder and as fully as though Holder were a signatory thereto, the terms and conditions of the Merger Agreement in relation to the Company Stockholders.

(b) Holder acknowledges, approves of and agrees to be bound by the provisions set forth in the Merger Agreement related to Tax withholding (as set forth in Section 1.9(d) of the Merger Agreement, to the extent applicable).

(c) Contingent upon the Closing, Parent acknowledges and agrees that Holder is entitled to receive the consideration required to be paid to Holder pursuant to the terms of the Merger Agreement as though the Holder were a signatory thereto, including without limitation, Section 1.6.

ARTICLE V

MISCELLANEOUS

5.1 Governing Law.

(a) This Agreement and any Legal Proceeding of any kind or nature (whether at law or in equity, based upon contract, tort or otherwise) that is in any way related to this Agreement or any of the transactions related hereto (including the interpretation, construction, validity and enforcement of this Agreement, or the negotiation, execution or performance of any of the transactions related hereto (including any Legal Proceeding based upon, arising out of, or related to any representation or warranty expressly made in this Agreement)) shall be governed by and construed in accordance with the domestic Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware and without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdictions. In furtherance of the foregoing, the laws of the State of Delaware will control even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b) The parties hereto submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware and any federal appellate court therefrom) in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement, certificate or other document delivered in connection herewith and by this Agreement waive, and agree not to assert, any defense in any action for the interpretation or enforcement of this Agreement and any related agreement, certificate or other document delivered in connection herewith that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

(c) Each party hereto agrees that service in person or by certified or by nationally recognized overnight courier to its address set forth in Section 5.7 shall constitute valid in personam service upon such party and its successors and assigns in any arbitration proceeding commenced pursuant to this Section 5.1. Each party hereto hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to arbitration, service of process and waiver of jury trial have been read, understood and voluntarily agreed to by each party hereto and that by agreeing to such provisions each party hereto is waiving important legal rights.

5.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto; provided, however, Parent may assign this Agreement to any Affiliate of Parent without the prior written consent of Holder if any of Parent’s rights under the Merger Agreement are also assigned to such Affiliate; provided, further, no such assignment shall relieve Parent of its obligations hereunder.

5.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law by which this Agreement is governed, such invalidity, illegality or unenforceability shall not affect any other provision; provided, that such provision shall be construed to give effect to the parties’ intent regarding such provision to the maximum extent permitted by applicable Law.

5.4 Specific Performance. Holder agrees that irreparable damage would occur in the event any of the provisions of this Agreement were not performed by the parties hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent, on the one hand, and Holder, on the other hand, shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other (as applicable) and to enforce specifically the terms and provisions of this Agreement and to thereafter cause the transactions contemplated by this Agreement to be consummated on the terms and subject to the conditions thereto set forth in this Agreement. The foregoing rights are in addition to and without limitation of any other remedy to which the parties hereto may be entitled at law or in equity. The parties hereto further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the parties hereto hereby waives: (a) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate’ and (b) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

5.5 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent and Holder. No waiver by Parent or Holder of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party hereto making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

5.6 Expenses. Each party hereto will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

5.7 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given: (a) when delivered personally to the recipient; (b) one (1) Business Day after being sent to the recipient on a priority basis by reputable overnight courier service (charges prepaid); or (c) if sent by electronic mail, when received if received before 5:00 p.m. local time of the recipient on a Business Day, and otherwise on the next following Business Day, in each case addressed to the intended recipient as set forth below:

(a) If to Parent to:

Rafael Holdings, Inc.

520 Broad Street

Newark, NJ 07102

Attention: David Polinsky, Chief Financial Officer

E-mail: david.polinsky@rafaelholdings.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Mitchell Raab

E-mail: mraab@olshanlaw.com

and:

Schwell Wimpfheimer & Associates

37 West 39th Street, Suite 505

New York, NY 10018

E-mail: dov.schwell@swalegal.com

(b) If to Holder, at the address set forth on the signature page hereto, or if no address is set forth therein, at the last address of Holder in the Company’s or the Surviving Company’s records.

Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth in this Section 5.7.

5.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER AGREEMENTS CONTEMPLATED HEREBY OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

5.9 Interpretation; Rules of Construction. Unless otherwise expressly provided or unless the context requires otherwise: (a) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement; (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (c) words using the singular or plural number also shall include the plural or singular number, respectively; (d) references to “hereof,” “herein,” “hereby” and similar terms shall refer to this entire Agreement (including the Schedules and Exhibits hereto); (e) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Body, Persons succeeding to the relevant functions of such Person); (f) the term “including” shall be deemed to mean “including, without limitation”; (g) words of any gender shall include each other gender; (h) whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless such reference is specifically to “Business Days”; and (i) the term “or” has the inclusive meaning represented by the phrase “and/or.” The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. When calculating the period before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. This Agreement is the product of negotiations among the parties hereto, each of which is represented by legal counsel, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  Rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived by each party hereto.

5.10 Third-Party Beneficiary. The parties hereto hereby acknowledge and agree that (a) the execution and delivery of this Agreement is a condition precedent, and a material inducement, to the consummation by Parent of the transactions under the Merger Agreement and (b) each of the Non-Party Affiliates shall be an express third party beneficiary of Section 5.14 of this Agreement and that each of them shall be entitled to enforce all rights set forth in Section 5.14 of this Agreement.

5.11 Entire Agreement. This Agreement, the Merger Agreement and the other documents referred to herein: (a) constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof; and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the Company and Parent any rights or remedies hereunder, except as set forth in Section 5.10. If the provisions of this Agreement conflict in any way with the provisions of the Merger Agreement, the provisions of the Merger Agreement shall control.

5.12 Counterparts. This Agreement may be executed (a) in one or more partially or fully executed counterparts, each of which will be deemed an original and will bind the signatory, but all of which together will constitute the same instrument, and (b) by electronic means, PDF or facsimile.

5.13 Termination. This Agreement shall terminate upon the earliest of (a) the termination of the Merger Agreement in accordance with its terms and (b) the election of Holder in its sole discretion to terminate this Agreement following any amendment, supplement, waiver or other modification of any material term or provision of the Merger Agreement which is materially adverse to Holder (the earliest such date under clause (a) and (b), being referred to herein as the “Termination Date”); provided, that (i) the provisions set forth in Sections 5.1 to 5.3 and Section 5.5 to this Section 5.13 shall survive the termination of this Agreement and (ii) the termination of this Agreement will not relieve any party hereto from liability arising in respect of any breach prior to such termination.

5.14 Non-Recourse. All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto. No Person who is not a named party to this Agreement, including any past, present or future director, officer, employee, incorporator, member, partner, Holder, Affiliate, agent, attorney or representative of any named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution; and each party hereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliate.

*****

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:

PARENT:

RAFAEL HOLDINGS, INC.

By:
Name:
Title:

COMPANY:

RAFAEL PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Convertible Note Cancellation Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:

HOLDER:

(Print Name of Holder)

(Signature)

(Print name if signing on behalf of an entity)

(Print title if signing on behalf of an entity)

Address:

Email:
Phone:

[Signature Page to Convertible Note Cancellation Agreement]

Annex A

Conversion Shares

Company Noteholder	Convertible Note Principal Amount	Outstanding Principal and Accrued Interest as of September 30, 2021	Note Conversion Shares

EXHIBIT A

Terminating Agreements

Company Convertible Note in the principal amount of $_________.

Related Subscription Agreement